Software License Agreement
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                                                                   EXHIBIT 10.19



                              TANTAU SOFTWARE INC.

                     SOFTWARE LICENSE AND SERVICES AGREEMENT

        This Master Software License and Services Agreement (the "AGREEMENT") is executed as of the 30th day of June, 2000 (the "EFFECTIVE DATE") by and between Tantau Software, Inc. with its principal place of business at 108 Wild S. Basin Road, Suite 110, Austin, Texas 78746 ("TANTAU") and Accrue Software, Inc. with its principal place of business at 48634 Milmont Drive, Fremont, CA.("CLIENT").

1.   DEFINITIONS

1.1 "INFOCHARGER PRODUCT" means Tantau's InfoCharger product acquired by Client from Tantau pursuant to the Asset Purchase Agreement, and all improvements, enhancements and successors thereto.

1.2 LICENSED PRODUCT(s) "Licensed Product(s)" means the version of the Tantau software program set forth on the applicable Order Form attached hereto as part of Exhibit A in object code format, together with user guides and manuals ("DOCUMENTATION") provided to Client by Tantau, including Updates of such software programs and Documentation that may be provided by Tantau to Client from time to time during the term hereof pursuant to Section 5.1 below.

1.3 "TECHNICAL SUPPORT" means services provided by Tantau in support and/or maintenance of Client's use of the Licensed Product(s) as further described in Section 5 and Exhibit B below.

1.4 "UPDATES" means error corrections, bug fixes, patches and work arounds to the Licensed Product(s).

1.5 "Asset Purchase Agreement" means the Asset Purchase Agreement between Tantau and Client executed concurrently herewith.

2.   GRANT OF LICENSE

     Subject to the terms of this Agreement, Tantau grants to Client a worldwide, royalty-free, nonexclusive license (the "LICENSE") to use, modify, sell, distribute and sublicense the LICENSED PRODUCTS in conjunction with the InfoCharger Product. Except as expressly set forth herein, Client has no right to receive, use or examine any source code or design documentation relating to the Licensed Product(s). Sublicenses by the Client will contain substantially equivalent restrictions and confidentiality as contained in Sections 4 and 11.1 of this agreement. Tantau acknowledges and agrees that the term of sublicenses granted by the Client may be perpetual.

     At Tantau's written request, but no more than once annually, Client shall furnish Tantau with a signed report (a) verifying that the Licensed Product(s) are being used pursuant to the provisions of this Agreement. Tantau shall furthermore have the right, but no more than once annually, to appoint an independent outside auditor to inspect Client's facilities to verify information contained in such report and to verify compliance with the terms and conditions of this Agreement and the Order Form.

     This license is granted for an initial period of two (2) years from the closing date of the Asset Purchase Agreement.

3.   OWNERSHIP

     As between the parties, Tantau retains all title to and ownership of and all proprietary rights with respect to the Licensed Product(s) and all copies, portions and modifications (by whomever made) thereof. The License does not constitute a sale of the Licensed Product(s) or any portion or copy thereof.

4.   RESTRICTIONS

     Client must reproduce and include the copyright notice and any other notices that appear on the original Program on any copies and any media therefor. Client shall not (and shall not authorize any third party) to (a) decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying ideas or algorithms or file formats or programming or interoperability interfaces of the Licensed Product(s) or of any files contained in the Licensed Product(s) by any means whatsoever, (b) remove any product identification, copyright or other notices, or (c) disseminate performance information or analysis (including, without limitation, benchmarks) relating to the Licensed Product(s), except as reasonably necessary in connection with the marketing and sale of the Licensed Product in conjunction with the InfoCharger Product.

     In addition, Client is restricted from selling, distributing and using the Licensed Product(s), herein, other than in conjunction with the InfoCharger Product. The parties acknowledge that the InfoCharger Product may be sold in conjunction with other products or services offered by Client or its distributors, resellers and agents. Client may not sell or distribute the Licensed Product(s) as a separate unit. Client may not create any derivative works from the Licensed Product(s) other than in connection with the integration of the Licensed Product(s) with the InfoCharger Product.

5.   TECHNICAL SUPPORT (MAINTENANCE)

     5.1 TECHNICAL SUPPORT. Following the expiration of the warranty period set forth in Section 9 below, Tantau shall provide the technical support set forth in Exhibit B for a period of 2 years from the closing date of the Asset Purchase Agreement. Clients that are under contract with TANTAU

     Software for Technical Support (Maintenance) will receive product enhancements as made generally available as well as the error corrections and bug fixes.

     The support defined in Exhibit B will be provided to Client for a period of 2 years from the date of closing of the Asset Purchase Agreement. Client will provide all required support and interface to their enduser. Client will have one (1) interface to TANTAU's Customer Support organization.

5.2 Consulting and Training. Tantau shall provide consulting and training services as mutually agreed by the parties and pursuant to mutually agreed upon terms and conditions. All consulting services shall be rendered and invoiced on a time-and-materials basis at a mutually agreed upon rate.

5.3 Incidental Expenses. Client shall reimburse Tantau for actual, reasonable travel and out-of-pocket expenses incurred by Tantau in connection with on-site services requested by Client.

6.   PAYMENT PROVISIONS AND REPORTING

     License fees are set forth in Exhibit A hereto and are exclusive of shipping, taxes (including withholding taxes), duties and the like, which shall be the responsibility of and paid by Client. If not otherwise specified, applicable License fees are due and payable within thirty (30) days of the closing date of the Asset Purchase Agreement. Technical Support fees, if any, shall be payable annually in advance, thirty (30) days from the renewal date; such fees will be those in effect at the beginning of the appropriate period of time for which the fees are being paid. Late payments will bear interest at the rate of 1.5% per month to cover TANTAU's costs of collection as well as interest, or, if lower, the maximum rate allowed by law. Clients that are under a maintenance agreement will be automatically renewed and invoiced 30 days prior to end of maintenance year. This maintenance automatic renewal will be for two periods of 12 months each. Cancellation by client of this renewal must be received before the end of the maintenance period that is under contract.

7.   TERMS AND TERMINATION [NEEDS WORK]

7.1 Term. This Agreement shall become effective as of the date of closing of the Asset Purchase Agreement. This Agreement shall automatically terminate, and Client shall have no obligation to pay the license fee or any other fees under this Agreement, in the event that the Asset Purchase Agreement is terminated prior to the date of closing of the Asset Purchase Agreement. Client shall have the right to renew this Agreement to obtain the license rights granted under Section 2 for Tantau's most current version of the Licensed Products for additional one (1) year periods upon the expiration of this Agreement or any such renewal term at a license fee that shall be no more than what Tantau charges any other customer. Tantau's obligation to provide Technical Support as set forth in Section 5 shall automatically renew for additional one year periods upon Client's payment of Tantau's then-current Technical Support fees, unless cancelled by Client by providing written notice to Tantau prior to the expiration of the then-current Technical Support period. Either party may terminate this Agreement in the event that other party does not cure any material breach of any provision of this Agreement within thirty (30) days (fifteen (15) days in the event of nonpayment) of receiving written notice of such breach from the other party; provided, however, that upon any such termination by Tantau, Tantau may exercise any rights and remedies provided by contract or at law or equity in order to seek monetary compensation or damages or an injunction for purposes of seeking to enjoin use of any license under this Agreement for uses not permitted under this Agreement, provided further, however, any such termination shall not modify or shorten the term of any license granted by Tantau to Client under this Agreement.. Tantau may terminate this Agreement by written notice to Client if Client becomes insolvent, becomes the subject of any voluntary or involuntary proceeding under the U.S. Bankruptcy Code or state insolvency proceeding and such proceeding is not terminated within sixty (60) days of its commencement or ceases to be actively engaged in business.

7.2 Effect of Termination. Upon the expiration of this Agreement, Client shall immediately cease further distribution or sale of the Licensed Product(s) and return or destroy all copies of the Licensed Product(s) and all portions thereof (whether or not modified or incorporated with or into other software) and so certify to Tantau; provided, however, that the termination or expiration of this Agreement shall not affect any sublicenses to the Licensed Products granted by Client in accordance with this Agreement prior to such termination or expiration. The parties' rights and obligations under Sections 6, 7, 8, 9, 10 and 11 shall survive the termination of this Agreement.

8.   PATENT AND COPYRIGHT INFRINGEMENT

     Tantau will defend any action brought by a third party against Client to the extent that such action is based on a claim that the Licensed Product(s) or any part thereof used within the scope of the License granted herein, infringe a copyright, trade secret or United States patent. Tantau will bear the expense of such defense and pay any damages and attorneys fees awarded by a court of competent jurisdiction to the extent attributable to such claim, provided that: (a) Client notifies Tantau promptly in writing of such claim, (b) Tantau has sole control of the defense and all related settlement negotiations; and (c) Client provides Tantau with assistance, information and authority required to perform Tantau's obligations under this Section 8. Tantau shall have no liability for any claim of infringement based upon (i) use of a superceded or altered release of Licensed Product(s) (unless the alteration was made or authorized by Tantau) if the infringement would have been avoided through the use of a current unaltered release of the Licensed Product(s) which Tantau provided to Client free of charge, (ii) use of the Licensed Product(s) combined with other products, processes or materials where the alleged infringement arises solely from such combination, or (iii) use not in accordance with this Agreement. If the Licensed Product(s) is or in Tantau's judgment may become the subject of any claim of intellectual property infringement, or if a court determines that the Programs infringes any intellectual property right then Tantau may at its option and expense either (i) procure for Client the right under such intellectual property right to use the Program; or (ii) replace the Program with other suitable software: or (iii) modify the Program to make the software noninfringing; or, if (i), (ii) and (iii) are commercially impractical, (iv) remove the Program and refund a pro rata portion of the license fees paid by Client for such Program, less an amount for use calculated over a five year period using straight line depreciation. THE FOREGOING CONSTITUTES TANTAU'S SOLE LIABILITY FOR INTELLECTUAL PROPERTY INFRINGEMENT AND IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED.

9.   LIMITED WARRANTY AND DISCLAIMER

     Subject to the conditions and limitations on liability stated herein, Tantau warrants for a period of thirty (30) days from the delivery of the initial copy of each type of Program hereunder that such Program, as so delivered, will materially conform to the then-current Documentation. In addition, Tantau warrants the media on which Licensed Product(s) are contained will be free of defects under normal use for a period of thirty
     (30) days following delivery thereof. This warranty covers only problems reported to Tantau during the warranty period. ANY LIABILITY OF TANTAU WITH RESPECT TO THE PROGRAM(S) OR THE PERFORMANCE THEREOF OR DEFECTS THEREIN UNDER ANY WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY WILL BE LIMITED EXCLUSIVELY TO PRODUCT REPLACEMENT OR, IF REPLACEMENT IS INADEQUATE AS A REMEDY OR, IN TANTAU'S OPINION, IMPRACTICAL, TO REFUND OF THE LICENSEE FEE AND TERMINATION OF THE LICENSE. EXCEPT FOR THE FOREGOING, THE PROGRAM(S) ARE PROVIDED "AS IS" WITHOUT WARRANTY OR CONDITION OF ANY KIND, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FURTHER, TANTAU DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS THAT THE PROGRAM(S) WILL BE FREE FROM BUGS OR THAT USE OF PROGRAM(S) WILL BE UNINTERRUPTED OR REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE PROGRAM(S) OR DOCUMENTATION IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE. Client understands that Tantau is not responsible for and will have no liability for hardware, software, or other items or any services provided by any persons other than Tantau.

10.  LIMITATION OF REMEDIES AND DAMAGES; FORCE MAJEURE

     EXCEPT FOR BODILY INJURY OF A PERSON, TANTAU SHALL NOT BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY: (i) FOR INTERRUPTION OF USE OR FOR LOSS OR INACCURACY OR CORRUPTION OF DATA OR (EXCEPT FOR RETURN OF AMOUNTS PAID TO TANTAU FOR UNDELIVERED OR RETURNED NONCONFORMING PROGRAM(S)) COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY; (ii) FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS; OR
     (iii) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL. CLIENT SHALL NOT BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS.

11.  MISCELLANEOUS

11.1 Confidentiality. Except as expressly permitted in this Agreement, Client will not use or disclose any Licensed Product(s), idea, algorithm or information except to the extent Client can document that it is generally available for use and disclosure by the public without any charge or license. Client will not disclose any pricing or pricing related information to any third parties, such as pricing outlined in Exhibit A. Tantau shall not disclose to any third party any information provided by Client to Tantau which is marked confidential or proprietary or would reasonably be understood to be confidential or proprietary. The parties recognize and agree that there is no adequate remedy at law for breach of this Section 11.1, that such a breach would irreparably harm Tantau or Client and that each party is entitled to equitable relief (including, without limitation, injunctions) with respect to any such breach or potential breach in addition to any other remedies. The obligations of this
     Section 11.1 shall survive the expiration or termination of this Agreement.

11.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES AND WITHOUT REGARD TO THE 1980 UN CONVENTION ON THE INTERNATIONAL SALE OF GOODS. THIS AGREEMENT SHALL BE DEEMED TO BE EXECUTED IN AUSTIN, TEXAS.

11.3 Arbitration. If Client is not a U.S. corporation or entity, any dispute or claim arising out of or related to this contract, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in Austin, Texas (or such other location as is mutually agreed upon in writing by the parties) under the American Arbitration Association International Arbitration Rules, by one arbitrator appointed in accordance with said Rules, provided that at the request of either party, the arbitration shall be conducted by three arbitrators with each party selecting one arbitrator and the third arbitrator selected in accordance with the Rules. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrator shall apply Texas law to the merits of any dispute or claim, without reference to rules of conflict of law or the 1980 UN Convention on the International Sale of Goods. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary or permanent injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrators. At the request of either party, the arbitrators will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any party. The costs of the arbitration, including administrative and arbitrator's fees, shall be shared equally by the parties. Each party shall bear the cost of its own attorneys' fees and expert witness fees. The arbitral proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in another language shall be submitted in English translation accompanied by the original or true copy thereof.

11.4 Export of Licensed Product(s). Client will not remove or export from the United States or re-export from anywhere any part of the Licensed Product(s) or any direct product thereof except in compliance with and with all licenses and approvals required under applicable export laws and regulations.

11.5 Assignment. Neither this Agreement nor any License granted hereunder is assignable or transferable by Client without the prior written consent of Tantau; any attempt to do so shall be void; provided, however, that Client may assign or transfer this Agreement, in whole, in connection with a merger, acquisition or sale of assets. Tantau may assign this Agreement without consent from Client in connection with a merger, acquisition or sale of assets.

11.6 Severability. In the event any provision of this Agreement or portion thereof is held to be invalid or unenforceable then such provision shall be deemed stricken or modified to the minimum extent necessary and the remaining provisions of this Agreement shall remain in full force and effect.

11.7 Waiver and Amendment. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

11.8 Entire Agreement. Both parties agree that this Agreement and the Exhibits hereto and any duly executed Schedules constitute the complete and exclusive statement of the mutual understanding of the parties and supersede and cancel all previous written and oral agreements and communications relating to the subject matter hereof. Any waivers or amendments shall be effective only if made in writing by non-preprinted agreements clearly understood by both parties to be an amendment or waiver and signed by a duly authorized representative of each party. In the event of a conflict between the terms of this Agreement and any Schedule the terms and conditions of this Agreement shall apply.


Tantau Software, Inc.                        Client:
                                                    ----------------------------

By:                                          By:
   --------------------------------             --------------------------------

Name:                                        Name:
     ------------------------------               ------------------------------

Title:                                       Title:
      -----------------------------                -----------------------------

Date:                                        Date:
     ------------------------------               ------------------------------

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                                 [TANTAU LOGO]



        EXHIBIT A

        ORDER FORM

BILL TO:                                                     SHIP TO:
                                                             (if different from
                                                             billing address)
CUSTOMER NAME:                ACCRUE SOFTWARE, INC.          CUSTOMER NAME:
ADDRESS:                      48634 MILMONT DRIVE            ADDRESS:
CITY, STATE & ZIP             FREMONT, CA, 94538             CITY, STATE & ZIP

CONTACT NAME:                 GREG WALKER
PHONE #                                                      CUSTOMER REFERENCE:
E-MAIL ADDRESS                Greg.Walker@accrue.com
PO #:

WE HEREBY ORDER THE FOLLOWING PRODUCTS ACCORDING TO THE CONTRACTUAL TERMS AND CONDITIONS OF THE SOFTWARE LICENSE AND SERVICES AGREEMENT.

-----------------------------------------------------------------------------------------------------------------
              PRODUCT
UNITS         NUMBER           PRODUCT DESCRIPTION                        UNIT PRICE    DISCOUNT     TOTAL PRICE
-----------------------------------------------------------------------------------------------------------------
              K0XX & T0XX      Krypton & Titanium-to be used in                                    $5,000,000.00
                               conjunction with the InfoCharger
                               product being acquired from TANTAU.
                               2 year license to sell and distribute
                               and sublicense including maintenance
                               provided to Accrue



                                                                                           Total
-----------------------------------------------------------------------------------------------------------------

   Platform:                                            Operating System

   TANTAU Sales Rep.                                    Maintenance dates:


-----------------------------------------------         ---------------------------------------------------
   Date                                                 Date


-----------------------------------------------         ---------------------------------------------------
   Customer:                                            TANTAU Software, Inc.
   Signature                                            Signature

                SOFTWARE MAINTENANCE AGREEMENT/TECHNICAL SUPPORT


                                    EXHIBIT B

THIS SOFTWARE Maintenance Agreement (the "Agreement") is made and entered into this _____ day of _____, 20___ by and between TANTAU Software, Inc. ("TANTAU"), and ______________________ ("Licensee")

        WHEREAS, Licensee and TANTAU wish to enter into an agreement for the Maintenance and Support of TANTAU software products.
NOW, THEREFORE, the parties hereto agree as follows:


1.  GENERAL TERMS AND CONDITIONS:


    (a) Scope of Technical Support: TANTAU shall maintain an organization and be prepared with suitably qualified and competent personnel to provide knowledgeable and timely maintenance and support service in accordance with the Standards for Maintenance and Support. These Standards cover the TANTAU software in use by Licensee Customers who have entered into a technical support agreement with Licensee for the Licensed Products.

    (b) OFFERING for Maintenance and Support: TANTAU will provide internet, email and telephone access to Licensee on a 24 x 7 basis. Support is provided by TANTAU Technical Support Engineers (TSE). It is the responsibility of the TANTAU TSE to:

        (i) coordinate the resolution of problems, including the verification of any reported error associated with the installation, configuration or maintenance incurred in the approved usage of TANTAU software,

        (ii) communicate with Licensee for additional information via telephone, internet or email while developing a permanent resolution or workaround,

    (c) Support Alias for Communication: Internet Support will be provided via the TANTAU main web site accessing the support web page. Email Support will be provided via an alias address by both parties. TANTAU alias is "support @tantau.com". All correspondence regarding technical support cases will be sent via these mechanisms. Telephone conversations between TANTAU and Licensee will be summarized in writing and inputted into the TANTAU support database. Such information can and may be extracted and delivered to Licensee via email or viewed by Licensee through internet access to the support web page if requested.

    (d) Case Tracking System: All reported cases will be tracked in TANTAU's support tracking database. Licensee can review support request history through internet access to the support web page and or by request have delivered full extracts of such history via email.


2.  REPORTING OF CASES TO TANTAU


    (a) Technical Support Cases: Technical support cases will generally fall into three categories:

        (i) Configuration and Setup: Questions about product usage and installation that do not result in registration of a Product Defect or Enhancement Request.

        (ii) Product Defect: A Licensee Customer or Licensee encounters a problem that is determined to be a Product Defect in the TANTAU Licensed Products.

        (iii) Feature Enhancement Requests: Request for a tool feature or documentation enhancement that is not included in the current set of Licensed Products or features. TANTAU will review Licensee's requests for feature Enhancement during normal product update cycles.

    (b) Case reports:

        All case reports to TANTAU's Technical Support Department shall include the following:


        - The name and version of the Licensed Products and version number being used.

        -   Platform(s) on which the Licensed Products is running.

        -   A general description of the operating environment.

        -   A list of relevant hardware components in the environment.

        -   List of operating system versions of all hardware components.

        -   A description of the problem and expected results.

        -   System generated error messages or diagnostics where available.

        -   Date and time stamp

        -   Priority level (see Section 5.a.)

        -   User Status relating to Trial, Production or Demo.

        -   Method of preferred communication to be via phone or email

        -   Name of system issue is occuring on (if applicable)

        - Any additional contact information for additional contact names, email addresses, numbers or if applicable after hours contact information.

    (a) TANTAU's Undertaking: For each Technical Support Case reported by Licensee, TANTAU undertakes to:

        (i) Maintain and monitor published support mechanisms as well as a telephone number, for Licensee to call , to report a problem and receive assistance.

        (ii) Confirm by e-mail, internet or phone the receipt of all reports to TANTAU. The confirmation shall include the unique Licensee Case Identifier, which will be used in all related communications.

        (iii)  Analyze the report and verify the existence of the problem.

        (iv) Provide Licensee direction and assistance in resolving technical issues.

2.  RESPONSE TIME AND DEFINITIONS OF RESPONSE LEVEL PRIORITIES

    (a) Response Time: TANTAU will respond to Licensee within the following response time goals:



----------------------------------------------
                             Response
Priority Level                Times
----------------------------------------------
Emergency                     3 Hours
----------------------------------------------
High                          6 Hours
----------------------------------------------
Medium                        9 hours
----------------------------------------------
Low                           7 Days
----------------------------------------------

        (i) Response Time is the amount of time between when Licensee reports the case to TANTAU via internet, phone or email, and the intial response by TANTAU.

    (b) Definitions of: Response Level Priority

        (i) Emergency: Critical business impact. Customer system is hard down. Company production can not function or continue. User has complete loss of service.

        (ii) High: Significant business impact. System is impaired however still maintaining minimal functionality. Company production can continue maintaining minimal functionality. User has significant loss or degragated service.

        (iii) Medium: Minimal business impact. User is in full working mode with only minor loss of service. System is impaired however still maintaining majority of functionality. Company production can continue maintaining majority of functionality.

        (iv)   Low: Feature functionality and documentation enhancements.

    2. CASE PRIORITY LEVELS AND CORRECTION GOALS


    (a) Failures are assigned a priority level Emergency through Low. Each priority has associated temporary correction (workaround) and permanent correction response time goals. The priority levels for failures and associated response times are defined in the table below:

    (b) TANTAU will respond to failure reports based on the response time goals listed above (see table in Exhibit C, (3)(a)). In order for a failure to be reported to TANTAU, the Licensee's customer shall make reasonable efforts to provide Licensee a complete test case that will allow joint technical support to reproduce the failure.

---------------------------------------------------------------------------------------------
Priority                                   Temporary Correction      Permanent Correction
Level            Condition/Impact          (Workaround)              Response time goals
---------------------------------------------------------------------------------------------
Emergency        Critical business         Commercially reasonable   Within 30 business
                 business impact.          effort until fixed or a   days.
                 Customer system is hard   suitable workaround
                 down. Company production  provided.
                 can not function or
                 continue. User has
                 complete loss of
                 service.

---------------------------------------------------------------------------------------------
High             Significant business      Fix or suitable           Within 60 business
                 impact. System is         workaround provided       days.
                 impaired however still    within 3 business days.
                 maintaining minimal
                 functionality. Company
                 production can continue
                 maintaining minimal
                 functionality. User has
                 significant loss or
                 degragated service.

---------------------------------------------------------------------------------------------
Medium           Minimal business impact.  Fix or suitable           Within 180 business
                 User is in full working   workaround provided       days or next feasible
                 mode with only minor      within 5 business days.   product release.
                 loss of service. System
                 is impaired however
                 still maintaining
                 majority of
                 functionality. Company
                 production can continue
                 maintaining majority of
                 functionality.

---------------------------------------------------------------------------------------------
Low              Feature request or        Feature requests are      All features are
                 documentation             reviewed by the TANTAU    considered, but may or
                 Enhancement.              product manager before    may not be included in
                                           each major or minor       a future release.
                                           release.
---------------------------------------------------------------------------------------------

1.   CLOSURE OF TECHNICAL SUPPORT CASES:

     Open Technical Support Cases will be considered to be resolved and will be closed when:

     (a) Priority Emergency: The Case will be considered to be closed when Licensee receives a workaround or information that resolves the issue and Licensee and Licensee's Customer agree that the issue has been resolved.

     (b) Priority Medium: The case will be considered closed under one of the following conditions:

          (i) Licensee receives a workaround or information that resolves the issue and agrees that the issue is resolved.

          (ii) Licensee has not responded to TANTAU after workaround or information was provided. The case will be closed after 10 business days after the final e-mail has been received on Licensee's Support e-mail alias. The case can be reopened if the issue has not been resolved.

     (a) Priority Medium: The case will be considered closed under one of the following conditions:

          (i) Licensee receives an information that resolves the issue and agrees that the issue is resolved.

          (ii) Licensee has not responded to TANTAU after information was provided. The case will be closed after 5 business days after the final e-mail message has been received on Licensee's Support e-mail alias. The case can be reopened if the issue has not been resolved

Technical support cases may be reopened at Licensee's request if the problem reoccurs.

1.   CASE ESCALATION PROCEDURE

     The priority level for a reported case will be determined jointly by the Licensee. In the case of Emergency failures, regular status updates will be provided to Licensee.

1.   MAINTENANCE FEES

     Price of maintenance is included in the 2 year license that is granted.

Entire Agreement. Both parties agree that this Agreement and the Exhibits hereto and any duly executed Schedules constitute the complete and exclusive statement of the mutual understanding of the parties and supersede and cancel all previous written and oral agreements and communications relating to the subject matter hereof. Any waivers or amendments shall be effective only if made in writing by non-preprinted agreements clearly understood by both parties to be an amendment or waiver and signed by a duly authorized representative of each party. In the event of a conflict between the terms of this Agreement and any Schedule the terms and conditions of this Agreement shall apply.



        Client:
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        Title:
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        Date:
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        TANTAU Software, Inc

        By:
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        Name:
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        Title:
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        Date:
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